                                                                    Exhibit 11.0


                       Affiliated Community Bancorp, Inc.
          Computation of Primary and Fully Diluted Earnings Per Share
          For the Three Months Ended March 31, 1996 and March 31, 1995
                 (Dollars in thousands, except per share datas)


                                                           1996         1995
                                                        -----------  -----------
Primary:
Weighted average shares                                  5,139,195    5,286,700

ESOP shares not released or committed to be released       (64,286)     (82,143)
                                                        ----------   ----------
                                                         5,074,909    5,204,557

Common stock equivalents:
     Stock Options                                         124,472      102,638
                                                        ----------   ----------

Primary weighted average shares                          5,199,381    5,307,195
                                                        ==========   ==========

Net income                                              $    2,123   $    1,715
                                                        ==========   ==========

Earnings per share                                           $0.41        $0.32
                                                        ==========   ==========

Fully diluted:
Weighted average shares                                  5,139,195    5,286,700

ESOP shares not released or committed to be released       (64,286)     (82,143)
                                                        ----------   ----------
                                                         5,074,909    5,204,557

Common stock equivalents:
     Stock Options                                         129,028      103,311
                                                        ----------   ----------

Fully diluted weighted average shares                    5,203,937    5,307,868
                                                        ==========   ==========

Net income                                              $    2,123   $    1,715
                                                        ==========   ==========

Earnings per share                                           $0.41        $0.32
                                                        ==========   ==========

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